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
Pricing Supplement No. 16                                                                       Filing under Rule 424(b)(3)
Dated November 20, 1995                                                                         Registration No. 33-51669
(To Prospectus dated January 12,
1994 as supplemented by the
Prospectus Supplement dated
January 19, 1994)
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                                  $250,000,000

                       THE WASHINGTON WATER POWER COMPANY

                      Secured Medium-Term Notes, Series B



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
Principal amount ($): $15,000,000                                       Subject to General Redemption
Original Issue Date: November 28, 1995                                   (at general redemption prices)
Stated Maturity Date: November 28, 2005                                  Yes         No (X)
Interest Rate (%):  6.50                                                 Initial Redemption Date: N/A
Issue price (%):  100.00                                                 Redemption Limitation Date:  N/A
Selling Agent's commission (%):  .625                                    Initial Redemption price (%):  N/A
Net proceeds to Company (%):  99.375                                     Reduction Percentage:  N/A
Form:    Book-Entry  (X)
         Certificated                                                   Subject to Special Redemption
                                                                         (at special redemption prices)
                                                                         Yes         No (X)
                                                                         Initial Redemption Price: N/A
                                                                         Reduction Percentage: N/A
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Use of Proceeds: A/S

Additional terms: N/A





         "N/A" as used herein means "Not Applicable". "A/S" as used herein means "As stated in the Prospectus referred to above".


Goldman, Sachs & Co.
        PaineWebber Inc.
                Smith Barney Inc.